EXHIBIT 11.1

			The Bank of New York Company, Inc.
		 Calculation of Earnings Per Share under New Rules


$ In Thousands, except EPS   1997                       1996
			  ---------  ------------------------------------------
			    1st Qtr    1st Qtr    2nd Qtr   Six Mos.    3rd Qtr
			  ---------  ------------------------------------------
OLD RULES
EPS (As Reported-APB 15)
  Primary                 $    0.65  $    0.58  $    0.68  $    1.25  $    0.60
  Fully Diluted           $    0.65  $    0.57  $    0.66  $    1.23  $    0.60

NEW RULES
EPS (Restated-FAS 128)
  Basic                   $    0.68  $    0.61  $    0.71  $    1.32  $    0.64
  Diluted                 $    0.65  $    0.57  $    0.66  $    1.23  $    0.60


Computation Under FAS 128:
-------------------------
Weighted Average Common
 Shares Outstanding-Basic   387,130    394,836    386,788    390,812    385,740
 Shares Issued
 on Conversion:
  Debentures                      -     10,740      9,700     10,220      4,719
  Warrants                   17,691     21,156     21,096     21,126     21,310
  Convertible
   Preferred Stock              118        178        170        174        171
                    			  ---------  ------------------------------------------

Weighted Average Shares     404,939    426,910    417,754    422,332    411,940
		                     	  =========  ==========================================


Net Income                $ 264,973  $ 243,151  $ 278,321  $ 521,472  $ 248,509
Preferred Dividends          (2,492)    (2,496)    (2,494)    (4,990)    (2,494)
                     			  ---------  -------------------------------------------

Net Income Available to
 Common Shareholders        262,481    240,655    275,827    516,482    246,015
                     			  ---------  ------------------------------------------

Interest on Convertible
 Debentures, Net of Tax           -      1,058        841      1,899        478
 Dividends on Conv.
 Preferred                       20         23         21         44         21
			                       ---------  ------------------------------------------
Diluted Net Income        $ 262,501  $ 241,736  $ 276,689  $ 518,425   $246,514
			                       =========  ==========================================

				  1996
			  --------------------
			  Nine Mos.    4th Qtr
			  --------------------
OLD RULES
EPS (As Reported-APB 15)
  Primary                 $    1.86  $    0.61
  Fully Diluted           $    1.81  $    0.61

NEW RULES
EPS (Restated-FAS 128)
  Basic                   $    1.96  $    0.64
  Diluted                 $    1.83  $    0.61


Computation Under FAS 128:
-------------------------
Weighted Average Common
 Shares Outstanding-Basic   389,109    387,970

Shares Issued
 on Conversion:
  Debentures                  8,373          -
  Warrants                   21,188     18,769
  Convertible
   Preferred Stock              173        165
                     			  --------------------


Weighted Average Shares     418,843    406,904
                     			  ====================


Net Income                $ 769,981  $ 249,720
Preferred Dividends          (7,484)    (2,493)
			                        --------------------
Net Income Available to
 Common Shareholders        762,497    247,227
			                        --------------------

Interest on Convertible
 Debentures, Net of Tax       2,377          -
Dividends on Conv.
 Preferred                       65         21
                     			  --------------------
Diluted Net Income        $ 764,939  $ 247,248
		                        ====================


						 YEAR
			  ----------------------------------------------
				1996        1995        1994        1993
			  ----------------------------------------------
OLD RULES
EPS (As Reported-APB 15)
  Primary                 $     2.47  $     2.29  $     1.96  $     1.43
  Fully Diluted           $     2.41  $     2.15  $     1.85  $     1.36

NEW RULES
EPS (Restated-FAS 128)
  Basic                   $     2.60  $     2.35  $     1.96  $     1.43
  Diluted                 $     2.44  $     2.20  $     1.85  $     1.36


Computation Under FAS 128:
-------------------------
Weighted Average Common
 Shares Outstanding-Basic    388,354     385,130     375,778     372,168

Shares Issued
 on Conversion:
  Debentures                   6,270      18,392      25,564      25,576
  Warrants                    20,583      10,370           -           -
  Convertible
   Preferred Stock               171         544       2,960       4,956
	                      		  ----------------------------------------------


Weighted Average Shares      415,378     414,436     404,302     402,700
			                       ==============================================


Net Income                $1,019,701  $  913,891  $  749,200  $  559,312
Preferred Dividends           (9,977)    (10,149)    (13,107)    (25,566)
			                        ----------------------------------------------
Net Income Available to
 Common Shareholders       1,009,724     903,742     736,093     533,746
			                       ----------------------------------------------

Interest on Convertible
 Debentures, Net of Tax        2,377       6,845      10,454      10,463
Dividends on Conv.
 Preferred                        86         258       1,463       3,074
                      			  ----------------------------------------------
Diluted Net Income        $1,012,187  $  910,845  $  748,010  $  547,283
                      			  ==============================================